Exhibit 20.6
Page 1 of 3

                    Navistar Financial 1997 - B Owner Trust
                           For the Month of July 1998
                     Distribution Date of August 17, 1998
                           Servicer Certificate #10

Original Pool amount Initial Receivables                  $408,527,638.36
Subsequent Receivables  (transferred 11/13/97)             $91,466,751.20


Beginning Pool Balance                                    $376,910,588.41
Beginning Pool Factor                                           0.7538296

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $11,892,376.54
     Interest Collected                                     $3,075,838.85

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $472,338.50
Total Additional Deposits                                     $472,338.50

Repos / Chargeoffs                                            $802,364.56
Aggregate Number of Notes Charged Off                                 100

Total Available Funds                                      $15,440,553.89

Ending Pool Balance                                       $364,215,847.31
Ending Pool Factor                                              0.7284399

Servicing Fee                                                 $314,092.16

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $20,326,273.24
     Target Percentage                                               5.25%
     Target Balance                                        $19,121,331.98
     Minimum Balance                                        $9,999,887.79
     (Release) / Deposit                                   ($1,204,941.26)
     Ending Balance                                        $19,121,331.98

Current Weighted Average APR:                                       9.918%
Current Weighted Average Remaining Term (months):                   42.18

Delinquencies                                               Dollars      Notes
     Installments:              1 - 30 days            $1,797,175.54     1,423
                                31 - 60 days             $489,584.40       369
                                60+  days                $161,484.03        94

     Total:                                            $2,448,243.97     1,458

     Balances:                  60+  days              $3,631,674.49        94

Memo Item - Reserve Account
     Prior Month                                      $19,787,805.89
+    Invest. Income                                       $91,765.83
+    Excess Serv.                                        $446,701.52
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                $20,326,273.24

Exhibit 20.6
Page 2 of 3

Navistar Financial 1997 - B Owner Trust
For the Month of July 1998

                                                                    NOTES
                                                (Money Market)
                                   TOTAL          CLASS A - 1     CLASS A - 2     CLASS A - 3      CLASS A - 4      CLASS B NOTES
                              $500,000,000.00  $107,000,000.00  $94,000,000.00  $132,000,000.00  $149,500,000.00   $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                            0.00%          96.50%            0.00%            0.00%            3.50%
     Coupon                                              5.72%           5.96%            6.20%            6.30%            6.30%

Beginning Pool Balance        $376,910,588.41
Ending Pool Balance           $364,215,847.31

Collected Principal            $11,892,376.54
Collected Interest              $3,075,838.85
Charge - Offs                     $802,364.56
Liquidation Proceeds/Recoveries   $472,338.50
Servicing                         $314,092.16
Cash Transfer from Reserve Account      $0.00
Total Collections Available
  for Debt Service             $15,126,461.73

Beginning Balance             $376,910,588.41            $0.00  $82,218,717.81  $132,000,000.00  $149,500,000.00    $13,191,870.60

Interest Due                    $1,985,019.11            $0.00     $448,886.79      $682,000.00      $784,875.00        $69,257.32
Interest Paid                   $1,985,019.11            $0.00     $448,886.79      $682,000.00      $784,875.00        $69,257.32
Principal Due                  $12,694,741.10            $0.00  $12,250,425.16            $0.00            $0.00       $444,315.94
Principal Paid                 $12,694,741.10            $0.00  $12,250,425.16            $0.00            $0.00       $444,315.94

Ending Balance                $364,215,847.31            $0.00  $69,968,292.65  $132,000,000.00  $149,500,000.00    $12,747,554.66
Note / Certificate Pool Factor                          0.0000          0.7443           1.0000           1.0000            0.7284
   (Ending Balance / Original Pool Amount)
Total Distributions            $14,679,760.21            $0.00  $12,699,311.95      $682,000.00      $784,875.00       $513,573.26

Interest Shortfall                      $0.00            $0.00           $0.00            $0.00            $0.00             $0.00
Principal Shortfall                     $0.00            $0.00           $0.00            $0.00            $0.00             $0.00
     Total Shortfall                    $0.00            $0.00           $0.00            $0.00            $0.00             $0.00
      (required from Reserve)
Excess Servicing                  $446,701.52
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance $20,326,273.24
(Release) / Draw               ($1,204,941.26)
Ending Reserve Acct Balance    $19,121,331.98

Exhibit 20.6
Page 3 of 3

Navistar Financial 1997 - B Owner Trust



Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                         5                   4                  3                 2                1
                                      Mar-98              Apr-98             May-98            Jun-98           Jul-98
Beginning Pool Balance           $430,187,475.40      $416,657,273.79   $403,946,961.02   $389,937,284.97   $376,910,588.41

A)   Loss Trigger:
Principal of Contracts
  Charged Off                        $654,699.79          $770,176.40       $542,695.47       $772,265.78       $802,364.56
Recoveries                           $476,944.76        $1,225,572.81       $557,628.06       $669,359.85       $472,338.50

Total Charged Off (Months 5, 4, 3)                      $1,967,571.66
Total Recoveries (Months 3, 2, 1)                       $1,699,326.41
Net Loss / (Recoveries) for 3 Mos                         $268,245.25(a)

Total Balance (Months 5, 4, 3)                      $1,250,791,710.21(b)

Loss Ratio Annualized  [(a/b) * (12)]                         0.2574%

Trigger:  Is Ratio > 1.5%                                          No
                                                                             May-98            Jun-98           Jul-98

B)   Delinquency Trigger:                                                 $3,489,840.49     $2,811,483.57     $3,631,674.49
     Balance delinquency 60+ days                                              0.86394%          0.72101%          0.96354%
     As % of Beginning Pool Balance                                            0.74461%          0.75022%          0.84949%
     Three Month Average

Trigger:  Is Average > 2.0%                                        No

C)   Noteholders Percent Trigger:                             3.8243%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                        No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer